Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 13, 2009, relating to the financial statements of deltathree, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph regarding going concern uncertainty), appearing in the Annual Report on Form 10-K of deltathree, Inc. for the year ended December 31, 2008.

/s/ Brightman Almagor Zohar & Co.
Brightman Almagor Zohar & Co.
Certified Public Accountants,
A member of Deloitte Touche Tohmatsu

Tel Aviv, Israel
August 13, 2009